Exhibit 99.1

65 West Watkins Mill Road	Building 96 13 th Street
Gaithersburg, MD 20878	Charlestown, MA 02129
tel: 240-632-0740	tel: 617-242-9100 www.diacrin.com
www.genvec.com

GenVec Investor Contact	Diacrin Contact
Paul H. Fischer, PhD	Thomas H. Fraser, PhD
Chief Executive Officer	President & Chief Executive Officer
240-632-5500	617-242-9100

GenVec Media Contact
Mary P. Sundeen Vice President, Corp. Communications
240-372-7194

GENVEC AND DIACRIN TO MERGE

New Company Will Advance TNFerade and Expand Vaccine Business;

Manufacturing Capabilities and Strong Cash Position Support Product Portfolio

                GAITHERSBURG, MD and CHARLESTOWN, MA (April 15, 2003)—GenVec, Inc. (Nasdaq:GNVC) and Diacrin, Inc. (Nasdaq:DCRN), jointly announced today that they have signed a definitive merger agreement under which GenVec will acquire Diacrin in a strategic transaction that creates a combined company with a strong product pipeline, process development and manufacturing expertise and facilities and significant financial resources to develop and ultimately commercialize innovative therapeutics intended to treat serious and life threatening diseases including cancer and heart disease.

                Under the terms of the agreement, each share of Diacrin common stock will be exchanged for 1.5292 shares of GenVec common stock in a tax-free reorganization. Based upon GenVec’s closing share price of $1.46 on April 14, 2003, the transaction is valued at approximately $40.4 million or $2.23 per diluted Diacrin common share outstanding.

                GenVec is expected to have approximately $50 million in cash and investments at the end of 2003. GenVec’s existing shareholders will own approximately 45.5% of the combined company and Diacrin’s existing shareholders will own approximately 54.5%. The acquisition, which has been approved by the boards of directors of both companies, is subject to approval by the shareholders of each company and other customary closing conditions. The transaction is anticipated to close in the third quarter of 2003.

                “We are combining the key strengths, capabilities and facilities of the two companies to form a strong, focused company with a reduced cash burn, an efficient work force and a significant cash position,” said Dr. Paul H. Fischer, GenVec’s Chief Executive Officer. Dr. Fischer continued, “This transaction creates a company that can continue to advance the development and commercialization of TNFerade, expand our growing, cash positive vaccine business and enhance our ability to form partnerships that will drive the development of our product pipeline.”

                “The combined company will have the ability to control the cost-effective production of clinical supplies for our product candidates and vaccine program. We will have additional expertise in cardiology, with product candidates for severe coronary artery disease and congestive heart failure. We will be seeking partners for the further development of these product opportunities as well as AdPEDF for the treatment of age-related macular degeneration,” stated Dr. Fischer.

                “We believe this merger will significantly benefit Diacrin shareholders and increase the likelihood of successfully developing myoblast transplantation for cardiac repair. This will be a stronger company with very promising product candidates, an excellent technology platform and enhanced manufacturing capabilities,” said Thomas H. Fraser, Ph.D., President and Chief Executive Officer of Diacrin.

                At the conclusion of the transaction, Dr. Fraser will become Chairman of the Board of the combined company. Dr. Fischer will remain as Chief Executive Officer and a new 9-member Board of Directors will be in place with 5 representatives from GenVec and 4 from Diacrin.

                Needham & Company, Inc. advised GenVec and SG Cowen Securities Corporation advised Diacrin on this transaction. The parties received legal representation from Arnold & Porter and Hale and Dorr LLP, respectively.

About TNFerade

                TNFerade uses GenVec’s patented adenovector technology to deliver the tumor necrosis factor-alpha (TNF-alpha) gene directly into the tumor where it interacts with standard radiation therapy, or chemotherapy, to produce the therapeutic protein, TNF-alpha. With this approach, TNFerade has the potential to improve cancer therapy. TNFerade is currently in Phase 2 clinical trials for pancreatic and esophageal cancer.

About The Vaccine Program

                GenVec is collaborating with the Vaccine Research Center at the National Institute of Allergy and Infectious Diseases of the National Institutes of Health to develop a worldwide preventative AIDS vaccine. This $10.2 million program expands the utility of GenVec’s advanced adenovector technology platform.

                GenVec also has a $1.9 million collaboration with the United States Navy Medical Research Center to create malaria and dengue virus vaccine candidates.

About The Combined Product Pipeline

                The product pipeline of the combined company will feature its lead oncology product candidate, TNFerade. Partnerships will be sought to support the development of the cardiology program, comprised of BIOBYPASS for severe coronary artery disease and cell therapy for congestive heart failure, and for PEDF, a product candidate to prevent vision loss from macular degeneration. The company will seek to expand its revenue-generating vaccine program that currently includes product candidates against HIV, malaria and dengue viruses.

Conference Call Details

                GenVec and Diacrin will host a conference call today, April 15, 2003, at 1:00 p.m. eastern time to discuss this announcement. The conference call will include a question and answer session open to all conference call participants. Dr. Paul H. Fischer, GenVec’s Chief Executive Officer will host the call with Jeffrey Church, GenVec’s Chief Financial Officer, and Dr. Thomas Fraser, Diacrin’s President and Chief Executive Officer.

                To access the live conference call, please dial (800) 576-8929 from within the U.S. and Canada, or (706) 679-0624 internationally at least 10 minutes prior to the start of the call. A web cast of the conference call will also be broadcast on GenVec’s web site. If you wish to access the live web cast, please visit this site at least five minutes prior to the start of the call and follow the instructions at www.genvec.com .

About GenVec

                GenVec is a publicly held biotechnology company focused on the development and commercialization of novel therapies that produce medically beneficial proteins at the site of disease. The Company combines its patented gene transfer technologies with proprietary therapeutic genes to create product candidates, such as TNFerade™ for cancer, BIOBYPASS® for heart disease, and AdPEDF for macular degeneration. The Company is also collaborating with the U.S. Government for the development of therapeutic vaccine candidates for HIV, malaria and dengue viruses. Additional information on GenVec is available at its web site located at www.genvec.com and in the company’s various filings with the Securities and Exchange Commission.

About Diacrin

                Diacrin is a publicly traded biotechnology company focused on developing cell transplantation technology for treating human diseases that are characterized by cell dysfunction or cell death and for which current therapies are either inadequate or nonexistent. Additional information on Diacrin is available at its web site located at www.diacrin.com and in the Company’s various filings with the Securities and Exchange Commission.

Additional Information About The Merger and Where To Find It

                GenVec intends to file a registration statement with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, which will contain a joint proxy statement/prospectus of GenVec and Diacrin with respect to the acquisition and the parties also will file other relevant materials with the SEC. INVESTORS AND SECURITY HOLDERS OF GENVEC AND DIACRIN ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GENVEC, DIACRIN AND THE ACQUISITION. The registration statement, the joint proxy statement/prospectus and the other relevant materials (when they become available), and any other document filed by GenVec and Diacrin with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov .

                In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by GenVec by directing a request to: GenVec, Inc., 65 W. Watkins Mill Road, Gaithersburg, MD 20878, Attn: Corporate Secretary. Investors and security holders may obtain free copies of the documents filed with the SEC by Diacrin by contacting Diacrin at Building 96 13 th Street, Charlestown, MA 02129.

                GenVec, Diacrin and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of GenVec and Diacrin in favor of the acquisition. Information about the executive officers and directors of GenVec and their ownership of GenVec common stock is set forth in the proxy statement for GenVec’s 2002 Annual Meeting of Shareholders, which was filed with the SEC on April 29, 2002. Information about the executive officers and directors of Diacrin and their ownership of Diacrin common stock is set forth in the proxy statement for Diacrin’s 2002 Annual Meeting of Shareholders, which was filed with the SEC on July 25, 2002. Certain directors and executive officers of GenVec and Diacrin may have direct or indirect interests in the merger due to securities holdings, pre-existing or future indemnification arrangements, vesting of options, and rights to severance payments if their employment is terminated following the merger. Shareholders of GenVec and Diacrin holding approximately 17% and 35% of the respective company’s shares have agreed to vote their shares in favor of the acquisition.

                Additional information regarding GenVec, Diacrin, and the interests of their respective executive officers and directors in the acquisition will be contained in the joint proxy statement/prospectus regarding the acquisition.

                Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decisions with respect to the acquisition.

Forward-Looking Statements

                Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding future revenues and operating expenses, the anticipated closing date of the acquisition and the effect of the acquisition on the business of the combined company, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. There is no assurance as to whether or when the transaction will close or that its anticipated benefits will be realized. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “plan,” “outlook,” “prospect,” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions. GenVec and Diacrin caution that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical experience: risks relating to the early stage of product candidates under development, risks relating to the parties’ ability to identify and enter into agreements with potential collaborative partners, uncertainties relating to clinical trials, dependence on third parties, future capital needs, risks relating to the commercialization, if any, of proposed product candidates (such as marketing, regulatory, patent, product liability, supply, competition and other risks); and delays in completing the acquisition. The parties’ SEC reports identify additional factors that can affect forward-looking statements. These forward-looking statements speak only as of the date of this press release, and neither GenVec nor Diacrin assumes any duty to update forward-looking statements.